Exhibit 32.1

CERTIFICATION REQUIRED BY

SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned hereby certifies in his capacity as the specified officer of Clean Energy Fuels Corp. (the “Company”), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of his knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2021

/s/ ANDREW J. LITTLEFAIR
Andrew J. Littlefair
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 6, 2021

/s/ ROBERT M. VREELAND
Robert M. Vreeland
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff on request.